Registration No. 333-
As Filed with the Securities and Exchange Commission on June 19, 2006

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
Registration Statement
Under the Securities Act of 1933

EPIC BANCORP
(Exact Name of Registrant as Specified in its Charter)

CALIFORNIA	68-0175592
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

851 IRWIN STREET, SAN RAFAEL, CALIFORNIA 94901
(Address of Principal Executive Offices)

EPIC BANCORP 2006 EMPLOYEE STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN
(Full Title of the Plans)

KIT M. COLE, CHIEF EXECUTIVE OFFICER
851 IRWIN STREET, SAN RAFAEL, CALIFORNIA 94901
(Name and Address of Agent for Service)

415-454-1212
(Telephone Number, including Area Code, of Agent for Service)

Copy to:
R. Brent Faye, Esq.
Nixon Peabody LLP
Two Embarcadero Center, Suite 2700, San Francisco, California 94111
(415) 984-8365

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered(a)	Proposed Maximum Offering Price Per Share(b)	Proposed Maximum Aggregate Offering Price(b)	Amount of Registration Fee

Common stock (No Par Value)	150,577 Shares	$14.64	$2,204,447.28	$235.88

(a)          This registration statement relates to 150,577 new shares of the  of the common stock of the Registrant (“Common Stock”) issuable under the Epic Bancorp 2006 Stock Option and Stock Appreciation Rights Plan (the “Employee Plan”).

(b)          Estimated pursuant to Rule 457(h) solely for the purpose of computing the registration fee, utilizing  $14.64 as the average of the high and low prices of Epic Bancorp’s Common Stock as reported the NASDAQ Stock Market Small Cap Market as of  June  16, 2006.

PART I

INFORMATION REQUESTED IN THE PROSPECTUS

ITEM 1.	PLAN INFORMATION.

Epic Bancorp (the “Registrant” or “Epic”) will send or give the documents containing the information specified in this Item 1 to each participant as specified by Rule 428(b)(1).  In accordance with the rules and regulations of the Securities and Exchange Commission and the instructions to Form S-8, Epic Bancorp is not filing such documents with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

The Registrant will send or give the documents containing the information specified in Item 2 to each participant as specified by Rule 428(b)(1).  In accordance with the rules and regulations of the Securities and Exchange Commission and the instructions to Form S-8, Epic Bancorp is not filing such documents with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

Epic Bancorp hereby incorporates by reference the documents listed below.  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934  (the “Exchange Act”) prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

(b)	All other documents filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act, since December 31, 2005, to the date of this filing.

(c)	A description of Epic’s Common Stock contained in Epic’s Registration Statement No. 333-115606 on Form S-8 as filed with the Securities and Exchange Commission on May 18, 2004.

Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that another statement contained herein or in any other document subsequently filed, which also is incorporated by reference herein, modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES.

Not Applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not Applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 317 of the California Corporations Code authorizes a court to award, or a corporation’s board of Directors to grant, indemnity to directors, officers, employees and other agents of the corporation in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933 as amended.

Section VI of Epic’s Bylaws provides that Epic shall indemnify its “agents” to the maximum extent permitted by the California Corporations Code, as amended from time to time, or as permitted by any successor statute to said Section.

Epic maintains insurance covering its directors, officers and employees against any liability asserted against any of them and incurred by any of them, whether or not Epic would have the power to indemnify them against such liability under the provisions of applicable law or the provisions of Epic’s Bylaws.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.

ITEM 8.	EXHIBITS.

5.1	Opinion re: Legality
10.1	Epic Bancorp 2006 Employee Stock Option and Stock Appreciation Rights Plan and Related Incentive and Non-Incentive Stock Option Agreements.
23.1	Consent of Counsel is included with the opinion re: legality as Exhibit 5.1 to the Registration Statement.
23.2	Consent of Vavrinek, Trine, Day & Co., LLP as independent public accountants for Epic Bancorp and Tamalpais National Bank.
24	Power of attorney

ITEM 9.	UNDERTAKINGS.

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

	(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That paragraphs (a)1(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2)          That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to securities offered therein, and the offering of such securities at all times shall be deemed to be the initial bona fide offering thereof.

          (3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of  San Rafael, State of California, on  June 16, 2006.

EPIC BANCORP

By:	/s/ Michael Moulton

Michael Moulton
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Allan G. Bortel	Director	June 16, 2006

Allan G. Bortel

/s/ Kit M. Cole	Chief Executive Officer,	June 16, 2006
Chairman of the Board, and Director
Kit M. Cole	(Principal Executive Officer)

/s/ Carolyn Horan	Director	June 16, 2006

Carolyn Horan

/s/ Paul David Schaeffer	Director	June 16, 2006

Paul David Schaeffer

/s/ Richard E. Smith	Director	June 16, 2006

Richard E. Smith

/s/ W. Jeffery Tappan	Director	June 16, 2006

W. Jeffery Tappan

/s/ Michael Moulton	Chief Financial Officer	June 16, 2006
(Principal Financial Officer)
Michael Moulton

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion re: Legality

10.1	Epic Bancorp 2006 Employee Stock Option and Stock Appreciation Rights Plan and Related Incentive and Non-Incentive Stock Option Agreements.

23.1	Consent of Counsel is included with the opinion re: legality as Exhibit 5.1 to the Registration Statement.

23.2	Consent of Vavrinek, Trine, Day & Co., LLP as independent accountants for Epic Bancorp and Tamalpais Bank.

24	Power of attorney